Exhibit 99.1


                                                  Citizens Communications
                                                  3 High Ridge Park
                                                  Stamford, CT  06905
                                                  203.614.5600
                                                  www.czn.com
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FOR IMMEDIATE RELEASE

Contact
David Whitehouse
Senior Vice President & Treasurer
203.614.5708


      Citizens Communications Company to Participate in Analyst Conference

Stamford, Conn., December 21, 2007 -- Citizens Communications Company (NYSE:CZN) is scheduled to participate in Citigroup's 18th Annual Global Entertainment, Media & Telecommunications Conference in Phoenix, Arizona. Citizens is scheduled to present Tuesday, January 8, 2008, at 3:50 p.m. Mountain Time. The scheduled presenters are Maggie Wilderotter, Chairman and CEO and Don Shassian, Chief Financial Officer. Participation in these conferences is subject to change due to unforeseen events.

Citi Investment Research has provided the following URL to the upcoming audio-webcast of the Citizens Communications Company presentation: http://www.veracast.com/webcasts/citigroup/emt08/28107211.cfm

The webcast replay is available 1 hour after conclusion of the live event and expires February 9, 2008.

About Citizens Communications
Citizens Communications Company (NYSE: CZN) operates under the brand name of Frontier and offers telephone, television and Internet services in 24 states. More information is available at www.czn.com and www.frontieronline.com


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